UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2021

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block B-5, 20/F, Great Smart Tower,

230 Wanchai Rd, Wanchai, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code(852) 21521223

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 ELECTION OF DIRECTORS

Effective March 31, 2021, the Board of Directors of Verde Resources, Inc. (the “Company”) appointed Carl M. Craven to the Board of Directors.

Background information for the appointed director follows.

Mr. Carl M. Craven (Age 59)

1992 - 1998:	President and Part Owner, Fuego Flame Fireplace Manufacturing, Quincy, IL
1998 - 2005:	President, Hide-A-Rake, Scottsdale, Arizona
2006 - Present:	Partner, Turks & Caicos Island Project (Joe Grants Cay)
2007 - Present:	Partner, Dominican Republic Project (Coconut Grove)

Mr. Craven is currently a partner in Turks & Caicos Island Project (Joe Grants Cay) and Dominican Republic Project (Coconut Grove). He has worked as President of Hide-A-Rake, Scottsdale, Arizona and was responsible for the research and development of new golf course product that received two United States Patents. Mr. Craven was also the President and part owner of Fuego Flame Fireplace Manufacturing, Quincy, IL.

Our Company believes that the business and operational experience of the elected director give him qualification and skills necessary to serve as director of our company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President, and Director

Date: April 1, 2021

3